UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Mobiv Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	87-4345206
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204
Newark, Delaware 19711	19711
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class is to be registered	Name of each exchange on which to be so registered
Units, each consisting of one share of Common Stock, and one Warrant to acquire one share of Class A Common Stock	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.000001 per share	The NASDAQ Stock Market LLC
Warrant, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The NASDAQ Stock Market LLC
Class A Common Stock underlying the Warrants included as part of the Units	The NASDAQ Stock Market LLC

Securities Act registration statement file number to which this form relates (if applicable): 333-265353

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, shares of Class A common stock, and warrants to purchase shares of Class A common stock of Mobiv Acquisition Corp (the “Registrant”). The description of the units, Class A common stock and warrants contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-265353), initially filed with the U.S. Securities and Exchange Commission on June 1, 2022, as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2022

MOBIV ACQUISITION CORP

By:	/s/ Peter Bilitsch
Name:	Peter Bilitsch
Title:	Chief Executive Officer